Exhibit 99.2

Cytek Biosciences, Inc.

Unaudited Pro Forma Condensed Combined Financial Information

On February 28, 2023, Cytek Biosciences, Inc. (the “Company” or “acquirer”) acquired certain assets and liabilities related to the flow cytometry and imaging business unit (the “FCI business unit”) from Luminex Corporation (“Luminex”), a wholly owned subsidiary of DiaSorin, S.p.A. (FTSE MIB: DIA), for an aggregate cash consideration of $44.9 million (the “Acquisition”).

The following unaudited pro forma condensed combined financial statements present the combination of the financial information of the Company and the FCI business unit adjusted to give effect to the Acquisition.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” (“Article 11”), and are being provided pursuant to Rule 3-05 of Regulation S-X as the Acquisition constitutes a significant acquisition.

Article 11 requires the depiction of the accounting for the Acquisition (“Transaction Accounting Adjustments”) and the option to present the reasonable synergies and dis-synergies (“Management’s Adjustments”) in the explanatory notes to the unaudited pro forma condensed combined financial information. The Company has elected not to present Management’s Adjustments in the following unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of December 31, 2022 combines the historical balance sheet of the Company and the statement of assets acquired and liabilities assumed of the FCI business unit on a pro forma basis as if the Acquisition had been consummated on December 31, 2022. The unaudited pro forma condensed combined statement of operations and comprehensive income for the year ended December 31, 2022 combines the historical statement of operations and comprehensive income of the Company and the statement of revenues and direct expenses of the FCI business unit on a pro forma basis as if the Acquisition had been consummated on January 1, 2022, the beginning of the earliest period presented.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma adjustments represent management’s preliminary estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed. The unaudited pro forma condensed combined financial statements should be read in conjunction with the Company’s historical consolidated financial statements and the FCI business unit’s historical abbreviated financial statements and accompanying notes filed as exhibit to the Form 8-K.

The following unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are based on available information and assumptions that the acquirer believes are reasonable. They do not purport to represent what the actual combined results of operations or the combined financial position would have been had the Acquisition occurred on the dates indicated, or on any other date, nor are they necessarily indicative of the Company’s future combined results of operations or the combined financial position after the Acquisition. The Company’s actual financial position and results of operations after the Acquisition will differ, perhaps significantly, from the pro forma amounts reflected herein due to a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results of acquirer and the FCI business unit following the date of the unaudited pro forma condensed combined financial statements.

Cytek Biosciences, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2022

(Amounts in thousands, except share and per share amounts)

	Historical Cytek Biosciences, Inc.	FCI Business Unit (Historical) Adjusted for Reclassifications (Note 3)	Transaction Accounting Adjustments	Notes	Pro Forma Condensed Combined
Assets
Current assets:
Cash and cash equivalents	$296,601	$—	$(45,103)	(5A)	$251,231
			(267)	(5G)
Restricted cash	2,899	—	—		2,899
Marketable securities	44,548		—		44,548
Trade accounts receivable, net	48,864	—	—		48,864
Inventories, net	48,154	22,311	(3,624)	(5B)	66,841
Prepaid expenses and other current assets	12,954	82	(12)	(5B)	13,231
			207	(5A)

Total current assets	454,020	22,393	(48,799)		427,614

Deferred income tax assets, noncurrent	20,459	—	—		20,459
Property and equipment, net	13,682	1,507	101	(5B)	15,290
Operating lease right-of-use assets	13,883	914	(914)	(5E)	13,883
Goodwill	10,144	—	8,999	(5A)	19,143
Intangible assets, net	4,331	19,275	1,525	(5B)	25,131
Other noncurrent assets	2,957	—	—		2,957

Total assets	$519,476	$44,089	$(39,088)		$524,477

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Trade accounts payable	$4,805	$—	$—		$4,805
Legal settlement liability, current	2,163	—	—		2,163
Accrued expenses	21,126	353	(37)	(5B)	22,660
			1,218	(5G)
Other current liabilities	7,960	941	(941)	(5E)	7,960
Deferred revenue, current	12,986	3,521	609	(5B)	17,116

Total current liabilities	49,040	4,815	849		54,704

Legal settlement liability, noncurrent	15,596	—	—		15,596
Deferred revenue, noncurrent	13,124	897	(75)	(5B)	13,946
Operating lease liability, noncurrent	12,312		—		12,312
Long term debt	2,271		—		2,271
Other noncurrent liabilities	1,587	—	—		1,587

Total liabilities	93,930	5,712	774		100,416

Commitments and contingencies
Redeemable convertible preferred stock, $0.001 par value;	—	—	—		—
Stockholders’ equity (deficit)
Common stock, $0.001 par value;	135	—	—		135
Additional paid-in capital	442,887	—	—		442,887
Accumulated deficit	(17,030)	—	(1,485)	(5G)	(18,515)
Accumulated other comprehensive (loss) income	(697)	—	—		(697)
Noncontrolling interest in consolidated subsidiary	251	—	—		251

Total stockholders’ equity	425,546	—	(1,485)		424,061

Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$519,476	$5,712	$(711)		$524,477

See accompanying notes to unaudited pro forma condensed combined financial statements

Cytek Biosciences, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Income

For the Year Ended December 31, 2022

(Amounts in thousands, except share and per share amounts)

	Historical Cytek Biosciences, Inc.	FCI Business Unit (Historical)	Transaction Accounting Adjustments	Notes	Pro Forma Condensed Combined
Revenue, net:
Product	$148,600	$32,269	$—		$180,869
Service	15,436	10,787	—		26,223

Total revenue, net	164,036	43,056	—		207,092
Cost of sales:
Product	49,955	17,001	(3,624)	(5C)	65,326
			1,900	(5F)
			(173)	(5D)
			267	(5D)
Service	13,107	6,796	—		19,903

Total cost of sales, net	63,062	23,797	(1,630)		85,229

Gross profit	100,974	19,259	1,630		121,863
Operating expenses:
Research and development	34,858	7,299	(158)	(5D)	41,999
Sales and marketing	33,230	12,269	1,494	(5F)	46,915
			(78)	(5D)
General and administrative	34,690	4,099	1,485	(5G)	37,840
			(2,364)	(5F)
			(169)	(5D)
			99	(5D)

Total operating expenses	102,778	23,667	309		126,754

Loss from operations	(1,804)	(4,408)	1,321		(4,891)
Other income:
Interest expense	(2,573)	—	—		(2,573)
Interest income	4,619	—	—		4,619
Other income (expense), net	1,018	—	—		1,018

Total other income, net	3,064	—	—		3,064

Income (loss) before income taxes	1,260	(4,408)	1,321		(1,827)
(Benefit from) provision for income taxes	(1,224)	—	(761)	(5H)	(1,985)

Net income (loss)	$2,484	$(4,408)	$2,082		$158

Less: net income allocated to noncontrolling interest	92				92
Less: net income allocated to participating securities					—

Net income (loss) attributable to common stockholders, basic and diluted	$2,576	$(4,408)	$2,082		$250

Net income (loss) attributable to common stockholders, per share, basic	$0.02				$0.00

Net income (loss) attributable to common stockholders, per share, diluted	$0.02				$0.00

Weighted-average shares used in calculating net income per share, basic	134,510,831				134,510,831

Weighted-average shares used in calculating net income per share, diluted	138,562,111				138,562,111

Comprehensive income:					—
Net income (loss)	$2,484	$(4,408)	$2,082		$158
Foreign currency translation adjustment, net of tax	(1,611)	—	—		(1,611)
Unrealized gain on marketable securities	17	—	—		17

Net comprehensive income (loss)	$890	$(4,408)	$2,082		$(1,436)

See accompanying notes to unaudited pro forma condensed combined financial statements

Cytek Biosciences, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	Basis of Pro Forma Presentation

The financial statements included in the unaudited pro forma condensed combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The unaudited pro forma condensed combined balance sheet as of December 31, 2022, combines the historical balance sheet of the Company and the statement of assets acquired and liabilities assumed of the FCI business unit on a pro forma basis as if the Acquisition had been consummated on December 31, 2022. The unaudited pro forma condensed combined statement of operations and comprehensive income for the year ended December 31, 2022 combines the historical statement of operations and comprehensive income of the Company and the statement of revenues and direct expenses of the FCI business unit on a pro forma basis as if the Acquisition had been consummated on January 1, 2022, the beginning of the earliest period presented. The historical financial statements have been adjusted in the unaudited pro forma combined financial statements to give effect to pro forma events that reflect the accounting for the Acquisition in accordance with U.S. GAAP. Where applicable, the Company has disclosed those adjustments that will not recur in the Company’s results of operations beyond a year from the date of the transaction.

The unaudited pro forma condensed combined financial statements have been prepared by the Company in accordance with Article 11. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable. However, actual results may differ from those reflected in these statements. In management’s opinion, all adjustments known to date that are necessary to present fairly the pro forma information have been made. The unaudited pro forma condensed combined financial statements do not purport to represent what the combined results of operations would have been if the Acquisition had actually occurred on the dates indicated above, nor are they indicative of the Company’s future results of operations or the combined financial position after the Acquisition.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the Company’s historical financial statements as of and for the year ended December 31, 2022 included in the Company’s Annual Report on Form 10-K filed with Securities and Exchange Commission on March 1, 2023.

The Company has engaged a third-party valuation specialist to assist in valuing the assets acquired and liabilities assumed in connection with the Acquisition. Since these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of the fair value of purchase consideration and fair values of assets acquired and liabilities assumed, the actual amounts to be reported in future filings may differ materially from the amounts disclosed herein.

2.	Accounting Policies

As part of preparing these unaudited pro forma condensed combined financial statements, the Company conducted a review of the accounting policies of the FCI business unit to determine if differences in accounting policies require reclassification of results of operations or reclassification of assets and liabilities to conform to the Company’s accounting policies and classifications. Cytek evaluated certain policies as it relates to inventory, noting differences in the Company’s calculation of provision for obsolete inventories. The Company made adjustments to the acquired inventory value prior to the application of fair value adjustments noted below. Other than the differences in accounting policies for inventory, the Company did not become aware of any material differences between accounting policies of the Company and the FCI business unit.

For the purposes of presenting the FCI business unit’s statement of assets acquired and liabilities assumed and statement of revenues and direct expenses in the unaudited pro forma condensed combined financial statements, balances have been reclassified into line items and included in the subtotals as presented in the Company’s financial statements (Note 3).

3.	Reclassifications and Conforming Financial Statement Line Items

Certain reclassifications have been made to the historical presentation of the FCI business unit to conform to the financial statement presentation of the Company, as follows:

Balance Sheet as of December 31, 2022

Amount (in thousands)	Presentation in FCI Business Unit Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Information
$82	Other current assets	Prepaid expenses and other current assets
914	Right-of-use assets, net	Operating lease right-of-use assets
353	Accrued liabilities	Accrued expenses
941	Lease liabilities – current portion	Other current liabilities
3,521	Deferred revenue – current portion	Deferred revenue, current
897	Deferred revenue – non-current	Deferred revenue, noncurrent

Statement of Operations and Comprehensive Income for the year ended December 31, 2022

Amount (in thousands)	Presentation in FCI Business Unit Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Information
$32,269	Product revenues	Revenue, net: Product
10,787	Service revenues	Revenue, net: Service
17,001	Cost of product revenue	Cost of sales: Product
6,796	Cost of service revenue	Cost of sales: Service
12,269	Selling, general and administrative	Sales and marketing
1,735	Selling, general and administrative	General and administrative
2,364	Amortization of acquired intangible assets	General and administrative

4.	Transaction Accounting Adjustments

The Company has accounted for the Acquisition as a business combination in accordance with Financial Accounting Standards Board Accounting Standards Codification (ASC) 805, Business Combinations, and Accounting Standards Update (ASU) No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, whereby the Company recognized assets acquired and liabilities assumed at their estimated fair values on the acquisition date. The excess of the purchase price over the estimated fair values of net assets acquired has been recorded as goodwill. The Transaction Accounting Adjustments have been prepared as if the Acquisition had taken place on December 31, 2022 in the case of the Condensed Combined Balance Sheet, and on January 1, 2022 in the case of the Condensed Combined Statement of Operations and Comprehensive Income.

For pro forma purposes, the Company has preliminarily allocated the purchase consideration to assets acquired and labilities assumed based on their respective estimated fair values. Therefore, as discussed further below, the assets acquired and liabilities assumed are provisional and will be finalized after the Company receives and reviews all available data and completes its detailed valuation analysis.

(A)	Purchase consideration

Upon closing of the Acquisition, Cytek paid $45.1 million in cash consideration, as well as approximately $1.7 million of direct transaction costs related to the Acquisition, which includes $0.2 million of legal costs incurred during the year ended December 31, 2022. The following table summarizes the components of the purchase consideration (amounts in thousands):

Closing Consideration
Closing cash payment	$45,103
Amount due from seller	(207)

Purchase price to be allocated	44,896

Total net assets acquired	35,897

Goodwill	$8,999

(B)	Preliminary purchase price allocation

Cytek has performed a preliminary analysis of the fair value of the FCI business unit assets acquired and liabilities assumed. The Company has estimated the allocation of the purchase consideration to assets acquired and liabilities assumed based on their respective fair value. The preliminary purchase price allocation has been used to prepare the Transaction Accounting Adjustments in the unaudited pro forma condensed combined balance sheet and combined condensed statement of operations and comprehensive income. For purposes of preparing the unaudited pro forma condensed combined financial statements, the estimated fair value amounts and corresponding purchase price allocation incorporate the amount of FCI business unit assets and liabilities of December 31, 2022, as a required under Article 11. These amounts are different than those on hand upon closing of the Acquisition. The final purchase price allocation will incorporate the FCI business unit assets and liabilities on hand upon closing of the Acquisition and will be determined when the Company has completed its detailed valuations and necessary calculations

The following table represents a preliminary allocation of the estimated purchase consideration to the assets acquired and liabilities assumed and the respective calculated pro forma adjustments (amounts in thousands):

Balance Sheet line item	Preliminary Purchase Price Allocation	Less: FCI Business Unit (Historical)	Pro Forma Adjustment
Inventories, net	$18,687	$(22,311)	$(3,624)
Prepaids and other current assets	70	(82)	(12)
Property and equipment, net	1,608	(1,507)	101
Intangible assets, net	20,800	(19,275)	1,525

Total assets acquired	41,165	(43,175)	(2,010)
Accrued expenses	316	(353)	(37)
Deferred revenue, current	4,130	(3,521)	609
Deferred revenue, noncurrent	822	(897)	(75)

Total liabilities assumed	5,268	(4,771)	(497)

Total net assets acquired	$35,897	$(38,404)	$(2,507)

(C)	Inventories

As part of the preliminary valuation analysis, the Company estimated the purchase price allocation to acquired inventories resulting in a downward adjustment of $3.6 million. This downward adjustment is the result of applying the Company’s inventory obsolescence methodology that considers a shorter time horizon for applying a reserve and obsolescence allowance than that of the FCI business unit’s historical policy. This resulted in a downward adjustment of $2.0 million. Additionally, the Company also revalued certain costs for inventories on hand and manufactured in the FCI business unit’s Austin facilities which totaled a downward adjustment of $2.0 million resulting primarily from a difference in the intended use of the inventory acquired. These downward adjustments are offset by an increase of approximately $0.4 million related to a fair value adjustment related to work-in-process and finished goods inventory. The unaudited pro forma condensed combined statement of operations and comprehensive income for the year ended December 31, 2022 is also adjusted to decrease cost of sales by the same amount, as the inventory is expected to be sold within 12 months of the Acquisition date. Accordingly, this adjustment will not affect the Company’s results of operations beyond 12 months after the Acquisition date.

(D)	Property and equipment, net

As part of the preliminary valuation analysis, the Company estimated the purchase price allocation to acquired property and equipment with a total allocated fair value of $1.6 million. The Company estimates remaining useful lives on the acquired property and equipment ranging from two to seven years. Accordingly, the unaudited pro forma condensed combined statement of operations and comprehensive income includes estimated depreciation expense of $0.4 for property and equipment, $0.3 million classified in Cost of Sales: Product, and $0.1 million classified in general and administrative expense.

The FCI business unit’s historical depreciation for property and equipment of approximately $0.6 million was eliminated in the unaudited pro forma condensed combined consolidated statement of operations and comprehensive income, which included approximately $0.2 million of Cost of Sales: Product, $0.1 million of selling and marketing expense, $0.2 million of research and development expense, and $0.2 million of general and administrative expense.

(E)	Operating lease

The Company notes that it acquired a lease related to the FCI business unit’s Seattle facility. The remaining lease term at the Acquisition date has less than twelve months remaining with no options to renew. Accordingly, the Company has not recorded a related lease asset or liability upon Acquisition.

(F)	Intangible assets, net

As part of the preliminary valuation analysis, the Company identified certain intangible assets with a total allocated fair value of $20.8 million. These acquired intangible assets include the developed technology, customer relationships, and tradename related to the FCI business unit. The developed technology intangible asset represents the fair value of the inherent technology used and developed by the FCI business unit and was valued using the relief-from-royalty method. The customer relationships intangible asset represents the fair value of the underlying relationships with the FCI business unit’s customers and was valued using the multi-period excess earnings method. The tradename intangible asset represents the fair value of brand and name recognition associated with the marketing of the FCI business unit products and was valued using the relief-from-royalty method.

The following table summarizes the preliminary fair value allocation to acquired intangibles and the preliminary estimated amortization expense for the year ended December 31, 2022 (amounts in thousands):

	Preliminary Purchase Price Allocation	Useful Life	Year Ended December 31, 2022	Presentation in Unaudited Pro Forma Condensed Combined Financial Information
Developed technology	$9,500	5	$1,900	Cost of sales: Product
Customer relationships	8,500	7	1,214	Sales and marketing
Tradename	2,800	10	280	Sales and marketing

	$20,800		$3,394

The FCI business unit’s statement of operations and direct expenses recognized $2.4 million of amortization of acquired intangible assets. This amount is eliminated in the unaudited pro forma condensed combined consolidated statement of operations and comprehensive income, and the Company recognizes a preliminary estimated amortization expense of $3.4 million for the year ended December 31, 2022.

(G)	Expenses directly attributable to the transaction

This adjustment reflects non-recurring transaction costs not already recorded in the Company’s historical financial statements of approximately $1.5 million as if incurred on January 1, 2022, the date of the Acquisition for the purposes of the unaudited pro forma condensed combined statement of operations and comprehensive income.

(H)	Income taxes

The pro forma presentation of the effect on income tax expense (benefit) was calculated using a U.S. estimated blended statutory rate of 24.63%. The adjustment is summarized in the following table:

	Net (loss) income before income taxes	Statutory Tax Rate	Income tax expense (benefit)
Combined pro forma adjustments to net (loss) income before income taxes	1,321	24.63%	325
Less: income tax on FCI business unit income before taxes	(4,408)	24.63%	(1,086)

Pro forma adjustment			$(761)